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                            SECURITIES AND EXCHANGE
                                  COMMISSION

                            Washington, D.C. 20549


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                                   FORM 8-K

                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934



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       Date of Report (Date of earliest event reported) August 20, 1996

                               ELCOR CORPORATION
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            (Exact name of Registrant as specified in its charter)



            DELAWARE                       1-5341                75-1217920
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(State or other jurisdiction of     Commission File number     (I.R.S. Employer
incorporation or organization)                               Identification No.)


           14643 DALLAS PARKWAY
SUITE 1000, WELLINGTON CENTRE, DALLAS, TEXAS                          75240-8871
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code                (214)851-0500
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                               NOT APPLICABLE
                               --------------
        (Former name or former address, if changed since last report)








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Item 5.  Other Events

On August 20, 1996, the Company issued a press release containing
"forward-looking statements" about its prospects for the future. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

From time to time, the Company may make "forward-looking statements" about its prospects for the future. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the following:

         1. The Company's roofing products business is cyclical and is affected by weather and some of the same economic factors that affect the housing and home improvement industries generally, including interest rates, the availability of financing and general economic conditions. In addition, the asphalt roofing products manufacturing business is highly competitive. Actions of competitors, including changes in pricing, or slowing demand for asphalt roofing products due to general or industry economic conditions or the amount of inclement weather could result in decreased demand for the Company's products, lower prices received or reduced utilization of plant facilities.

         2. In the asphalt roofing products business, the significant raw materials are ceramic coated granules, asphalt, glass fibers, resins and mineral filler. Increased costs of raw materials can result in reduced margins, as can higher trucking and rail costs. Historically, the Company has been able to pass some of the higher raw material and transportation costs through to the customer. Should the Company be unable to recover higher raw material and transportation costs from price increases of its products, operating results could be lower than projected.

         3. The Company is nearing completion of a $100 million expansion program which included a new roofing plant in Shafter, California and the construction of a new plant at the Company's Ennis, Texas facility to manufacture nonwoven fiberglass roofing mat and industrial facer products for the construction industry. As new facilities, their progress in achieving anticipated operating efficiencies and financial results is difficult to predict. If such progress is slower than anticipated, or if demand for products produced at either of these new plants does not meet current expectations, operating results could be adversely affected.

         4. Certain facilities of the Company's industrial products subsidiaries must utilize hazardous materials in their production process. As a result, the Company could incur costs for remediation activities at its facilities or off-site, and other related exposures from time to time in excess of established reserves for such activities.



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         5.       The Company's litigation, including its patent infringement suits against GAF Building Materials Corporation, is subject to inherent and case-specific uncertainty. The outcome of such litigation depends on numerous interrelated factors, many of which cannot be predicted.

Parties are cautioned not to rely on any such forward-looking beliefs or judgments in making investment decisions.

Reference is made to the Company's Annual Report on Form 10K for the year ended June 30, 1995 and its Quarterly Reports on Form 10Q for the quarters ended September 30, 1995, December 31, 1995 and March 31, 1996 for further information about risks and uncertainties.





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                                  SIGNATURES



Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               ELCOR CORPORATION




DATE:        August 20, 1996                  /s/ Richard J. Rosebery
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                                              Richard J. Rosebery
                                              Executive Vice President,
                                              Chief Administrative &
                                              Financial Officer, and Treasurer


                                              /s/Leonard R. Harral
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                                              Leonard R. Harral
                                              Vice President and Chief
                                              Accounting Officer


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Item 7.  Exhibits
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      99.1      Press release dated August 20, 1996 of Elcor Corporation.






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